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                                                                   Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS


Board of Directors
Diversified Security Solutions, Inc.


We consent to the inclusion in this annual report on Form 10-KSB (File No. 005-62411) of our report dated February 27, 2002, on our audit of the financial statements of Diversified Security Solutions, Inc.



DEMETRIUS & COMPANY, L.L.C.

Wayne, New Jersey
March 28, 2002